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                                 Exhibit 23.1
                                 ------------

                   Consent Of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K for the year ended January 27, 2002 into:

    (i) the Registration Statement on Form S-8 of Semtech Corporation(File No. 033-17024);
    (ii) the Registration Statement on Form S-8 of Semtech Corporation(File No. 033-85156);
    (iii) the Registration Statement on Form S-8 of Semtech Corporation(File No. 033-85158);
    (iv) the Registration Statement on Form S-8 of Semtech Corporation(File No. 333-00597);
    (v) the Registration Statement on Form S-8 of Semtech Corporation(File No. 333-00599);
    (vi) the Registration Statement on Form S-8 of Semtech Corporation(File No. 333-27777);
    (vii) the Registration Statement on Form S-8 of Semtech Corporation(File No. 333-44033);
    (viii) the Registration Statement on Form S-8 of Semtech Corporation(File No. 333-80319);
    (ix) the Registration Statement on Form S-3 of Semtech Corporation(File No. 333-9518)
    (x) the Registration Statement on Form S-3 of Semtech Corporation(File No. 333-36632)
    (xi) the Registration Statement on Form S-3/A of Semtech Corporation(File No. 333-36632);
    (xii) the Registration Statement on Form S-8 of Semtech Corporation(File No. 333-50448); and
    (xiii) the Registration Statement on Form S-8 of Semtech Corporation(File No. 333-60396).

Arthur Andersen LLP


Los Angeles, California
April 2, 2002